                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF THE COMPANY

                                                                                     Jurisdiction of
                           Name                                   Structure           Incorporation
 -------------------------------------------------------- ------------------------   ---------------
                                                          Sociedad de
 Assisi S.r.l.                                            responsibilidad limitada         (6)

 Astro, Hobby, West Mt., Renal Care Ltd. Partnership      Limited Partnership               DE

 Bay Area Dialysis Partnership                            Partnership                       CA

                                                          Sociedad de
 Beta Dial S.r.l.                                         responsibilidad limitada         (6)
 Beverly Hills Dialysis Partnership                       Partnership                       CA

 Burbank Dialysis Partnership                             Partnership                       CA
 Capital Dialysis Partnership                             Partnership                       CA

 Carroll County Dialysis Facility, Inc.                   Corporation                       MD

 Carroll County Dialysis Facility Limited Partnership     Limited Partnership               MD

                                                          Sociedad de
 Cercos S.r.l.                                            responsibilidad limitada         (6)

 Continental Dialysis Center, Inc.                        Corporation                       VA

 Continental Dialysis Center of Springfield-Fairfax, Inc. Corporation                       VA

 Crescent City Dialysis Partnership                       Partnership                       LA

                                                          Limited Liability
 Crystal River Dialysis, LLC                              Company                           FL

 Dallas Specialists of Dallas, Inc.                       Corporation                       TX

                                                          Limited Liability
 Dialysis Treatment Centers of Macon, LLC                 Company                           GA

                                                          Sociedad de
 Due Torri S.r.l.                                         responsibilidad limitada         (6)

 East End Dialysis Center, Inc.                           Corporation                       VA

 Eastmont Partnership                                     Partnership                       CA

 Eaton Canyon Dialysis Partnership                        Partnership                       CA

 Elberton Dialysis Center, Inc.                           Corporation                       GA

 Enfermedades Renales--Centro de Dialisis S.A.            Sociedad Anonima                 (2)

                                                          Sociedad de
 Enne E S.r.l.                                            responsibilidad limitada         (6)

 Flamingo Park Kidney Center, Inc.                        Corporation                       FL

 Garey Dialysis Center Partnership                        Partnership                       CA

 Guam Renal Care Partnership                              Partnership                       GU

 Guam Renal Management Partnership                        Partnership                       GU

 Houston Kidney Center/Total Renal Care Integrated
  Services Network, LP                                    Limited Partnership               DE

                                                          Limited Liability
 Hutchinson Dialysis, L.L.C.                              Company                           KS

 Instituto Privado de Nefrologia S.A.                     Sociedad Anonima                 (7)

 Instituto Renal Tucuman S.A.                             Sociedad Anonima                 (4)

                                                          Sociedad de
 Irno Dial S.r.l.                                         responsibilidad limitada         (6)

 Kenner Regional Dialysis Partnership                     Partnership                       LA

 Lincoln Park Dialysis Services, Inc.                     Corporation                       IL

                                                                                  Jurisdiction of
                         Name                                  Structure           Incorporation
 ----------------------------------------------------- ------------------------   ---------------
 Los Angeles Dialysis Center                           Partnership                       CA

 Mason-Dixon Dialysis Facilities, Inc.                 Corporation                       MD

 Moncrief Dialysis Center/Total Renal Care, LP         Limited Partnership               DE

                                                       Sociedad de
 Nedial S.r.l.                                         responsibilidad limitada         (6)

                                                       Sociedad de
 Nedial Napoli S.r.l.                                  responsibilidad limitada         (6)

                                                       Sociedad de
 Nefrologia S.r.l.                                     responsibilidad limitada         (6)

                                                       Sociedad de
 II Nefrologia S.r.l.                                  responsibilidad limitada         (6)

 Nefrologia Escobar S.A.                               Sociedad Anonima                 (3)

                                                       Sociedad de
 New Dial S.r.l.                                       responsibilidad limitada         (6)
                                                       Sociedad de
 Omnia Dial S.r.l.                                     responsibilidad limitada         (6)

 Open Access Sonography, Inc.                          Corporation                       FL

 Pacific Coast Dialysis Center                         Partnership                       CA

 Pacific Dialysis Partnership                          Partnership                       GU

 Peninsula Dialysis Center, Inc.                       Corporation                       VA

 Peralta Renal Center Partnership                      Partnership                       CA

 Piedmont Dialysis Partnership                         Partnership                       CA

 Renal Diagnostic Laboratories, Inc.                   Corporation                       DE

 Renal Treatment Centers, Inc.                         Corporation                       DE

 Renal Treatment Centers--California                   Corporation                       DE

 Renal Treatment Centers--Hawaii, Inc.                 Corporation                       DE

 Renal Treatment Centers--Illinois, Inc.               Corporation                       DE

 Renal Treatment Centers--Management Acquisition, Inc. Corporation                       DE

 Renal Treatment Centers--Mid-Atlantic, Inc.           Corporation                       DE

 Renal Treatment Centers--Northeast, Inc.              Corporation                       DE

 Renal Treatment Centers--Southeast, Inc.              Corporation                       DE

 Renal Treatment Centers--West, Inc.                   Corporation                       DE

 RTC Argentina S.A.                                    Sociedad Anonima                 (3)

 RTC Holdings, Inc.                                    Corporation                       DE

 RTC Holdings International, Inc.                      Corporation                       DE

 RTC Supply, Inc.                                      Corporation                       DE

 RTC--Texas Acquisition, Inc.                          Corporation                       TX

 RTC TN, Inc.                                          Corporation                       DE

                                                       Sociedad de
 Rusdial S.r.l.                                        responsibilidad limitada         (6)

 San Gabriel Valley Partnership                        Partnership                       CA

 Sunrise Dialysis Partnership                          Partnership                       CA

 Total Acute Kidney Care, Inc.                         Corporation                       FL

 Total Renal Care Acquisition Corp.                    Corporation                       DE


                                                                                Jurisdiction of
                        Name                                 Structure           Incorporation
 --------------------------------------------------- ------------------------   ---------------
 Total Renal Care, Inc.                              Corporation                       CA

 Total Renal Care of Colorado, Inc.                  Corporation                       CO

 Total Renal Care Hollywood Partnership              Partnership                       CA

 Total Renal Care International Limited              Corporation                      (5)

 Total Renal Care of New York, Inc.                  Corporation                       NY

                                                     Limited Liability
 Total Renal Care of North Carolina, LLC             Company                           DE

 Total Renal Care of Puerto Rico, Inc.               Corporation                       PR

                                                     Limited Liability
 Total Renal Care of Provo, L.L.C.                   Company                           DE

                                                     Limited Liability
 Total Renal Care of Utah, LLC                       Company                           DE

 Total Renal Care Texas LP                           Limited Partnership               DE

 Total Renal Care (UK) Limited                       Corporation                      (5)

                                                     Sociedad de
 Total Renal Italia SRL                              responsibilidad limitada         (6)

 Total Renal Laboratories, Inc.                      Corporation                       FL

 Total Renal Research Institute, Inc.                Corporation                       DE

 Total Renal Care Support Services, Inc.             Corporation                       DE

                                                     Limited Liability
 Total Renal Support Services of North Carolina, LLC Company                           DE

 TRC Dyker Heights, L.P.                             Limited Partnership               NY

 TRC El Paso Limited Partnership                     Partnership                       DE

                                                     Limited Liability
 TRC--Georgetown Regional Dialysis LLC               Company                           DC

                                                     Gesellschaft mit
 TRC GERMANY GmbH                                    beschrankter Haftung             (1)

                                                     Limited Liability
 TRC--Richmond Renal Care, LLC                       Company                           VA

                                                     Limited Liability
 TRC--Petersburg, LLC                                Company                           DE

 TRC--Rogosin Group, L.P.                            Limited Partnership               NY

 TRC West, Inc.                                      Corporation                       DE

 Tri-City Dialysis Center, Inc.                      Corporation                       VA

 Unidad Nefrologica Bustamante S.A.                  Sociedad Anonima                 (3)

 University Park Dialysis Partnership                Partnership                       CA

                                                     Sociedad de
 Vega S.r.l.                                         responsibilidad limitada         (6)

 West Coast Dialysis Center, Inc.                    Corporation                       FL

 Wilshire Dialysis Partnership                       Partnership                       CA

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(1) Germany

(2) Province of Mendoza, Argentina

(3) City of Buenos Aires, Argentina

(4) Province of Tucuman, Argentina

(5) United Kingdom

(6) Italy

(7) Province of Santiago del Estero, Argentina